Exhibit 99.1

HeartCore Announces Preliminary Fiscal Year 2025 Financial Results

FY 2025 Revenue Expected to Range Between $8.5 Million and $9.5 Million

FY 2025 Net Income Expected to Range Between $3.0 Million and $4.0 Million

NEW YORK and TOKYO, February 11, 2026 (GLOBE NEWSWIRE) — HeartCore Enterprises, Inc. (NASDAQ: HTCR) (“HeartCore” or the “Company”), an IPO consulting services company based in Tokyo, today announced select preliminary financial results for the fiscal year ended December 31, 2025. These results are preliminary, unaudited, and subject to the completion of the Company’s annual audit. Actual results may differ materially as a result of the final audit process, including the receipt of additional information and related determinations.

Preliminary FY 2025 Financial Highlights

Based on currently available unaudited information, HeartCore expects:

●	Revenue to be in the range of $8.5 million to $9.5 million
●	Net income to be in the range of $3.0 million to $4.0 million

The year-over-year decline in consolidated revenue primarily reflects the strategic divestiture of the Company’s wholly owned subsidiary, HeartCore Co., Ltd. (“HeartCore Japan”), which was completed on October 31, 2025. As a result of this transaction, approximately $7.0 million to $8.0 million of revenue previously generated by HeartCore Japan has been excluded from the Company’s consolidated revenue for 2025.

Despite the decline in revenue, the Company recorded an approximately $7.0 million gain on the sale of HeartCore Japan, contributing to a significant improvement in profitability. As a result, HeartCore expects to report net income of $3.0 million to $4.0 million for fiscal year 2025, compared to a net loss of $5.2 million in the prior year.

Expected Fiscal Year 2025 Revenue by business type:

Software Related Business	Go IPO Business	Total
$7.0 million – $7.5 million	$1.5 million – $2.0 million	$8.5 million – $9.5 million

As of December 31, 2025, the Company has been engaged by a cumulative total of 16 Go IPO clients, with five companies currently under active engagement for listing preparation.

HeartCore CEO Sumitaka Kanno commented: “The divestiture of HeartCore Japan, which generated approximately JPY 1.8 billion in proceeds, represents a major milestone in our capital strategy and marks a transition into our next phase of growth. We are reallocating this capital into growth initiatives and strategically realigning our business to focus within the financial services sector. No matter how advanced autonomous AI becomes, we believe that businesses built on authentic human connection will remain irreplaceable. Our Go IPO business is the embodiment of this approach, and following the divestiture of our software business, we have focused on identifying new ways to broaden and elevate our practice within the financial services sector. With a few initiatives underway aimed at both expanding our service offerings and generating new, sustainable revenue streams beyond Go IPO, we look forward to sharing further details in the coming weeks.”

About HeartCore Enterprises, Inc.

HeartCore Enterprises, Inc. is headquartered in Tokyo, Japan, and is a leading consulting services company providing U.S. market listing support and related advisory services primarily to Japanese corporate clients. For more information, please visit https://heartcore-enterprises.com/.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believed,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in HeartCore’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond HeartCore’s control which could, and likely will materially affect actual results, and levels of activity, performance, or achievements. Any forward-looking statement reflects HeartCore’s current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. HeartCore assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

HeartCore Investor Relations Contact:

Gateway Group, Inc.

Matt Glover and John Yi

HTCR@gateway-grp.com

(949) 574-3860